UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2009

Broder Bros., Co.

(Exact name of registrant as specified in its charter)

Michigan	333-110029	38-1911112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Neshaminy Interplex, 6th Floor

Trevose, Pennsylvania 19053

(Address of Principal executive offices, including Zip Code)

(215) 291-6140

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

On April 23, 2009, Broder Bros., Co. (the “Company”) distributed presentation materials to holders of its outstanding 11 1/4% Senior Notes due October 15, 2010 (the “Existing Notes”) relating to the exchange offer for the Existing Notes commenced by the Company on April 17, 2009. The Company is furnishing this current report on Form 8-K to disclose certain information included in the presentation materials.

The information in this Item 7.01 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Preliminary and Forecasted Financial Results

The presentation materials disclose the Company’s preliminary financial results for the first quarter of 2009 and its preliminary forecasted financial results for fiscal year 2009. The chart below sets forth this information.

	1st Quarter 2009	Fiscal Year 2009
	(dollars in millions)
	(Unaudited)
Revenue	$151.7	$742.5
Percentage change from previous period	(22.9)%	(19.8)%

Gross profit	$25.1	$116.2
Gross margin	16.5%	15.6%

Adjusted operating expenses	$26.1	$99.7
Percentage of revenue	17.2%	13.4%

Net loss	$(14.5)	$(34.7)

Adjusted EBITDA	$(1.0)	$16.5
Gross margin	(0.7)%	2.2%

Adjusted EBITDA is defined as income before income taxes, interest expense and depreciation and amortization, adjusted to exclude certain non-cash or non-recurring operating expenses. For the first quarter of 2009, the Company calculated adjusted EBITDA by adding estimated interest expense (net of the change in fair value of interest rate swaps) of $7.9 million, income tax benefit of $(0.2) million, depreciation and amortization of $4.6 million and non-cash or non-recurring operating expenses of $1.2 million to its estimated net loss of $(14.5) million. For fiscal year 2009, the Company calculated adjusted EBITDA by adding estimated interest expense (net of the change in fair value of interest rate swaps) of $32.0 million, income tax provision (benefit) of $0.0 million, depreciation and amortization of $16.8 million and non-cash or non-recurring operating expenses of $2.4 million to its estimated net loss of $(34.7) million.

Adjusted EBITDA is a measure commonly used in the distribution industry and is presented to aid in developing an understanding of the ability of the Company’s operations to generate cash for debt service and taxes, as well as cash for investments in working capital, capital expenditures and other liquidity needs. The Company’s management believes Adjusted EBITDA is useful to investors because it enables investors to evaluate how management views the business and because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, amounts determined in accordance with generally accepted accounting principles. Adjusted EBITDA is not calculated identically by all companies, and therefore, the presentation herein may not be comparable to similarly titled measures of other companies. Some adjustments to Adjusted EBITDA are not in accordance with current Securities and Exchange Commission (“SEC”) practice or with regulations adopted by the SEC that apply to registration statements filed under the Securities Act and periodic reports filed under the Exchange Act.

The estimated information herein is preliminary in nature, has not been audited and has not been reviewed by our independent registered public accounting firm. Estimates of financial results are inherently uncertain and subject to change, and the Company undertakes no obligation to update this information. Actual results may differ due to the completion of the review of this financial information by the Company’s audit committee and independent registered public accounting firm. These estimates were prepared by the Company’s management and are based upon a number of assumptions. You are urged not to place undue reliance upon this estimated financial information.

The preliminary forecasted 2009 results herein were not prepared with a view towards compliance with generally accepted accounting principles or the rules and regulations of the SEC regarding forecasts. The preliminary forecasted 2009 results have not been audited and have not been reviewed by our independent registered public accounting firm. Although every effort has been made to be accurate, the preliminary forecasted 2009 results are only an estimate, and actual results may vary considerably from the projections. The forecasted financial information included herein should not be regarded as a representation by the Company, its management, its advisors or any other person that the forecasted results will be achieved. These forecasts were prepared by the Company’s management and are based upon a number of assumptions. You are urged not to place undue reliance upon this preliminary forecasted financial information.

Estimated Bankruptcy Costs

If the Company fails to satisfy the minimum tender condition of the exchange offer or does not otherwise complete the exchange offer for any other reason, it will be forced to initiate a restructuring through the filing of a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The presentation materials discuss the potential costs of such an in-court restructuring. The Company projects that it will incur approximately $25.0 million in fees, expenses and borrowing costs in connection with an in-court restructuring. This projection does not include liquidity constraints associated with a reduction in sales and collections, the acceleration of vendor payments as a result of a contraction of trade terms, fees associated with new money investments or general business degradation.

Cautionary Information Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified as such because the context of the statement includes words such as “believe,” “expect,” “anticipate,” “will,” “should” or other words of similar import. These statements also include, but are not limited to, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Broder Bros., Co. and are subject to significant risks and uncertainties.

Forward looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: failure to complete the exchange offer would force the Company to seek protection under Chapter 11 of the Bankruptcy Code; failure to abide by the terms of the amendment to the Company’s credit facility would make it difficult for the Company to operate its business in the ordinary course, and would likely force the Company to seek protection under Chapter 11 of the Bankruptcy Code; if the Company’s cash provided by operating and financing activities continues to be insufficient to fund its cash requirements, the Company will face substantial liquidity problems without a restructuring; a long and protracted restructuring could adversely impact the Company’s management and otherwise adversely affect the Company’s business; slowdowns in general economic activity have detrimentally impacted the Company’s customers and have had an adverse effect on its sales and profitability; the Company’s ability to access the credit and capital markets may be adversely affected by factors beyond its control, including turmoil in the financial services industry, volatility in financial markets and general economic downturns; the Company’s industry is highly competitive and if it is unable to compete successfully it could lose customers and sales may decline; disruption in the Company’s distribution centers could adversely affect its results of operations; the Company obtains a significant portion of its products from a limited group of suppliers, and any disruption in their ability to deliver products to the Company or a decrease in demand for their products could have an adverse effect on the Company’s results of operations and damage its customer relationships; the Company may purchase more inventory than the Company can sell through in a reasonable period of time causing it to incur increased inventory carrying costs; the Company’s relationships with most of its suppliers are terminable at will and the loss of any of these suppliers could have an adverse effect on its sales and profitability; the Company relies on vendor financing, and if vendors do not provide financing or require cash in advance or cash on delivery, the Company may be unable to improve inventory levels; the Company does not have any long-term contracts with its customers and the loss of customers could adversely affect its sales and profitability; the Company must successfully predict customer demand for its private label products to succeed; the Company relies significantly on one shipper to distribute its products to its customers and any service disruption could have an adverse effect on its sales; if any of the Company’s distribution facilities were to unionize, the Company would incur increased risk of work stoppages and possibly higher labor costs; loss of key personnel or inability to attract and retain new qualified personnel could hurt the Company’s business and inhibit its ability to operate and grow successfully; the Company may incur restructuring or impairment charges that would reduce its earnings; the Company may not successfully identify or complete future acquisitions or establish new distribution facilities, which could adversely affect its business; the Company will recognize cancellation of indebtedness income as a result of the exchange, which may eliminate its net operating loss carryforwards; the Company’s substantial level of indebtedness could adversely affect its financial condition and prevent it from fulfilling its obligations; the Company intends to cease filing reports with the SEC as soon as possible after the early settlement date of the exchange offer; despite current anticipated indebtedness levels and restrictive covenants, the Company may incur additional indebtedness in the future; and other factors, risks and uncertainties detailed from time to time in its SEC filings. The Company assumes no obligation to update these forward-looking statements.

ITEM 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRODER BROS., CO.

/s/ MARTIN J. MATTHEWS
Date: April 23, 2009	Name:	Martin J. Matthews
	Title:	Chief Financial Officer

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